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                                                                  EXHIBIT 10.108



                 WILSHIRE INTERNATIONAL DE MEXICO, S.A. DE C.V.

                      ARTICLES OF INCORPORATION AND BY-LAWS

                                  CHAPTER FIRST

NAME, CORPORATE PURPOSES, DOMICILE, DURATION AND NATIONALITY

ARTICLE FIRST.- NAME.

This company, which is of a commercial nature and is incorporated pursuant to the laws of the Mexican Republic, shall be named "WILSHIRE INTERNATIONAL DE MEXICO", which name shall be followed by the words "SOCIEDAD ANONIMA DE CAPITAL VARIABLE", or their abbreviations "S.A. DE C.V."

ARTICLE SECOND.- CORPORATE PURPOSE.

The corporation shall have as corporate purposes:

a) To operate as a Mexican Corporation with 100% foreign capital stock, in compliance with the Foreign Investment Law, as well as other applicable legislation, for the purpose of rendering services related with the manufacture, production, importation, exportation, purchase, sale, commercialization and distribution of all kinds of national and foreign products.

b) To promote, execute, organize, exploit and participate in the capital and patrimony of all types of Mercantile and Civil corporations, Associations, Industrial Companies, Services Corporations or any other company, whether Mexican or Foreign and to participate in their administration or liquidation.

c) The acquisition, subscription, acceptance, endorsement, guarantee of any security or stock permitted by law.

d) The acquisition, alienation and, in general the negotiation of all types of stock, corporate capital and of any security or bond permitted by law.

e) To obtain and grant loans, obtaining specific guarantees, as well as to transfer, endorse or guarantee all types of titles of credit, and to grant bonds and guarantees of any kind with respect to the contracted obligations or of the issued or accepted titles by third parties.

f) To acquire, alienate, obtain and grant the use and enjoyment under any title permitted by law, of movable and fixed property.



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g)      To obtain and grant under any title the use of patents, trademarks, denominations, commercial names, options and preferences, copyrights and concessions for all types of activities.

h) The rendering and hiring of technical and consultants services as well as the execution of contracts and agreements for the realization of the aforementioned purposes.

i) To grant commissions, act as mediator and accept the conveyance of negotiations of any type.

j) The acquisition of real-estate for the installation of industrial plants as well as for offices.

k) In general, the entering into or performance within the Mexican Republic or abroad, on its own account and on behalf or on the account or behalf of third parties, of all kinds of acts, contracts, agreements, whether civil or commercial, principal or accessory or of any other nature according to law.

ARTICLE THIRD.- CORPORATE DOMICILE.

The corporate domicile of the company shall be in the Municipality of Tijuana, State of Baja California, although the company may establish agencies, branches, correspondent and representative offices, in any other location in the Mexican Republic or abroad or designate conventional addresses for specific purposes or operations.

ARTICLE FOURTH.- D U R A T I O N.

The duration of the corporation shall be of ninety nine (99) years that shall commence on the date of execution of this instrument.

ARTICLE FIFTH.- N A T I O N A L I T Y.

The corporation shall be of Mexican nationality, therefore, it is expressly agreed through this article that:

"Every foreigner that upon incorporation or at any time thereafter acquires an equity interest or stock participation in the company, shall consider himself for that reason as a Mexican national with respect to one and the other, and it is understood that he agrees not to invoke the protection of his Government, under the penalty in case of breaching his agreement, of forfeiting said equity interest or stock participation for the benefit of the Mexican Nation".

The foregoing shall be transcribed in the stock certificates that are issued.




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                                 CHAPTER SECOND
                      CAPITAL STOCK AND STOCK CERTIFICATES


ARTICLE SIXTH.- CAPITAL STOCK

The capital stock of the corporation shall be variable. The fixed minimum capital stock is the sum of $50,000.00 Mexican currency, fully subscribed and paid for in cash. The maximum capital stock shall be unlimited.

ARTICLE SEVENTH.- STOCK CERTIFICATES

The minimum capital stock shall be represented by 1,000 (ONE THOUSAND) registered, common and fully paid shares. Both, the fixed portion and the variable portion shall be represented by shares with a par value of $50.00 Mexican currency each, divided in the following series:

a) Series "B" shares, which shall always represent the fixed minimum capital stock of the corporation.

b) Series "BV" shares, which shall always represent the variable capital stock of the corporation.

The shares of both Series "B" and Series "BV" shall be ordinary or common and shall grant the holders equal rights and obligations and shall be indivisible with respect to the corporation.

The acquisition of a share will produce the unconditional submission of the stockholder to these Articles of Incorporation and By-laws and to any valid resolution adopted by the corporate decision-making bodies.

The provisional stock certificates and the definitive stock certificates shall be numbered progressively and shall contain, the requirements set forth in Articles 125 and 127 of the General Law of Commercial Corporations, as well as the provisions of Article FIFTH hereof and shall be signed by the Chairman and any other member of the Board of Directors or by the Sole Administrator, as the case may be, and they must contain the text required by the Regulations of the Law Regulating Paragraph I of Article 27 of the Constitution.

ARTICLE EIGHTH.- STOCKHOLDER LEDGER

The corporation shall keep a Stockholder Ledger, in which the names, citizenship and domiciles of the stockholders shall be recorded, expressing the characteristics and other particularities of the stock, as well as the transfers of the same. No transfer of stock shall be valid until duly recorded in the stock certificate Stockholder Ledger.




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ARTICLE NINTH.- TRANSFERS OF SHARES

a) Series "B" and "BV" shares shall be represented by registered share certificates and the ownership rights thereof shall be transferable by endorsement and delivery of the share certificate, although they may be transferred by any other legal means. The ownership of the stock and the transfers thereof will be recognized by the corporation once duly recorded in the Stock Certificate Registry Book.

b) The corporation shall recognize as a stockholder only those who are registered as such in the Stockholder Registry Book.

        The owner of any shares, and due to said fact, is obligated to abide by the terms of this instrument and its amendments, as the case may be, and by the resolutions and actions adopted by the corporate bodies. The stockholders shall have a first refusal right to purchase on the same terms and conditions, the shares representing the capital stock that are offered for sale by other stockholders pursuant to the rules hereinafter set forth.

        It is understood that any corporation that is a stockholder may convey without any limitation whatsoever, its shares (of this company) to another corporation in which it owns the majority of the stock of the stockholder corporation into which it merges.

c) If several stockholders were interested in acquiring the shares that are offered for sale, the first refusal right shall be divided among them in proportion to the number of shares that each one owns.

d) For the foregoing purposes, when a stockholder desires to sell his stock, he shall so notify in writing to the Sole Administrator or the Chairman of the Board, as the case may be, advising the price for which he has an offer and attaching the document to prove said offer; or if the transaction is to be among stockholders, the price at which he desires to sell.

        The Sole Administrator or the Chairman of the Board shall notify the other stockholders at the domicile that appears in the Stockholder Ledger by certified mail, return receipt requested, who shall have a thirty (30) day period after receipt of the notice, to state to the Chairman of the Board or the Sole Administrator, their decision to purchase and the number of shares that they wish to acquire.

e) If the other stockholders do not exercise their right during the above mentioned period, or they do not exercise the same for all the shares offered, the stockholder that desires to sell may freely do so with respect to those shares for which the first refusal right was not exercised.




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f)      The corporation shall not record any transfer of stock in the
        Stockholder Ledger, nor shall it recognize the purchaser as a Stockholder, unless it is proven that the requirements above mentioned have been carried out.

        The procedure for the transfer of shares established in the preceding paragraphs shall not be required and may be waived by the Shareholders when the proposed transfer is approved by the holders of the shares representing 100% of the outstanding capital stock.


ARTICLE TENTH.- EXCHANGE OF SHARE CERTIFICATES

The stockholders may request the exchange of their share certificates at any time. The costs that the exchange causes shall be borne by the requesting shareholder.


ARTICLE ELEVENTH.-  INDIVISIBLE STOCK.-

The corporation shall consider each share as one and indivisible. If one share is owned by two or more persons, they must appoint a common representative who shall be the only one who shall have the right to attend shareholders meetings.

In the event that the appointment of the common representative is omitted, the appointment shall be made by a judicial authority. The common representative may not sell or place a lien on the share unless the terms of law with respect to joint ownership are followed.


ARTICLE TWELFTH.-  REPLACEMENT OF SHARE CERTIFICATES.-

In the event of loss, destruction or theft of one or more share certificates, the procedure outlined in Article 44 and others of the General Law of Negotiable Instruments and Credit Operations shall be followed. Once the procedure referred to above has been carried out, the corporation upon written request of the interested shareholder shall reissue the share certificates at the owner's expense.


ARTICLE THIRTEENTH.-  INCREASES AND REDUCTION OF THE VARIABLE
                      CAPITAL STOCK.-

The Extraordinary Stockholders Meeting or the unanimous resolution adopted by the shareholders out of a meeting and confirmed in writing, may pass resolutions with regards to increases or reductions of the variable portion of the capital stock.




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The variation of capital above the fixed minimum shall be regulated by the following provisions:

a) The same shareholders that resolve the increase of capital stock, shall resolve in respect to the form and terms in which said increase must be subscribed and paid for, but no new increases may be resolved before the prior increase has been fully paid for.

b) The Stockholders Meetings or the unanimous resolution adopted by the shareholders out of a meeting and confirmed in writing, may also authorize the Board of Directors or the Sole Administrator to place in the market, the shares representing said capital stock, respecting always the first refusal right of the stockholders.

c) The stockholders shall always have preference for the subscription of the capital stock increases, in proportion to the number of their shares, in the terms of Article 132 of the General Law of Mercantile Corporations.

d) The capital stock may not be reduced below the fixed minimum, except when its so determined by an Extraordinary Stockholders Meeting.

e) The Stockholders' Meeting that resolves the reduction of capital stock shall determine the conditions under which it will be carried out.

f) As soon as a reduction or redemption of a class of capital stock is resolved, said resolution must be notified to each one of the stockholders of that class, granting them the right to redeem their shares in proportion to the reduction or redemption of the class of capital stock resolved; said right must be exercised within the fifteen
        (15) days following receipt of such notice.

g) If within the term stipulated above, there is a petition for reimbursement of the number of shares that correspond to the capital stock that is to be reduced, the stockholders that so request it on the date it was resolved shall be reimbursed.

h) If the request for reimbursement of shares exceed the capital stock that is to be reduced, the amount of the reduction shall be distributed for its amortization among the applicants in proportion to the number of shares that each one offered for their amortization, and the reimbursement shall proceed on the date determined.

i) If the request offered do not complete the number of shares that must be amortized, the shares of the stockholders that requested it will be reimbursed and the balance will be selected by means of lottery executed before a Notary Public or licensed broker until the amount resolved is completed.




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        In any case the total or partial withdrawal of a shareholder will not become effective until the end of that fiscal year, if the notice or the lottery are carried out before the last quarter of said fiscal year, and until the end of the next fiscal year, if they are carried out thereafter.

j) The variations of capital must be registered in the Ledger that for said effect the corporation will keep.


                                 CHAPTER THIRD.
                               M A N A G E M E N T

ARTICLE FOURTEENTH.- MANAGEMENT OF THE CORPORATION.-

The management of the corporation shall be entrusted to a SOLE ADMINISTRATOR or to a BOARD OF DIRECTORS.

The Ordinary Shareholders Meeting or the unanimous resolution adopted by the shareholders out of a meeting and confirmed in writing, may freely decide on the form of Management of the Corporation and in case a Board of Directors is chosen, they shall be entitled to resolve on the number of members that shall form it, that shall not be less than three and shall be appointed in or out of a meeting.

The following rules shall apply in the event that the corporation is managed by a Board of Directors with the exception of subsections a), d) and e), which shall be applicable in all cases:

a) The Sole Administrator or the Members of the Board of Directors, shall remain in office for one year, but they shall continue in office until their successors are elected and they take office. They may be reelected one or more times and the Shareholders Meeting may at any time revoke their appointments.

b) The Shareholders Meeting or the shareholders through an unanimous resolution adopted out of a meeting and confirmed in writing may appoint Alternate Directors that it deems convenient, who shall substitute for a specific Director or any Director as it is resolved.

c) Should the Shareholders Meeting or the shareholders through an unanimous resolution adopted out of a meeting and confirmed in writing not elect the Chairman of the Board, the Board shall do so; other Directors shall occupy a specific position (Within the Board) unless they have received an appointment by the Board, by unanimous resolution adopted by the shareholders out of a meeting, or by the Shareholders Meeting. The Shareholders Meeting or the Board of Directors shall also elect a Secretary and if they consider it convenient, they will elect an Assistant Secretary to substitute for him during his absences. Neither the Secretary or Assistant Secretary need to be a Director or a Shareholder.




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        The Secretary or the Assistant Secretary, as the case may be, along with the Chairman of the Board of Directors may issue the written evidence, summaries and certifications that are required with respect to the resolutions of the Shareholders Meetings, and the Meetings of the Board of Directors, as well as to the Shareholder Ledger.

d) The Sole Administrator or the Members of the Board of Directors may be appointed by the vote of the majority of the members of the Ordinary Shareholders Meeting.

        Any Shareholder or group of Shareholders that attend a meeting where the appointment of Directors is included in the Agenda, shall have the right to elect a Director provided they represent at least twenty five (25%) percent of the capital stock.

e) The Board of Directors shall meet in the domicile of the corporation or in any other place of the Mexican Republic, or abroad, when necessary; the meetings shall be called by the Chairman of the Board or by two or more Directors, by prior written notice or call to the other Directors received with at least five days in advance, by certified mail return-receipt requested or by telegram.

        The prior notice or call shall not be required if all the Directors are present, or if anyone who is not present were to express in writing his consent that the Meeting be held without his attendance and without waiting for the period of the prior notice or call.

        The meeting of the Board shall be legally convened with the attendance of the majority of its members and its resolutions shall be passed by majority of votes, in case of a tie, the Chairman shall have a tie-breaking vote.

f) Minutes of each meeting shall be prepared setting forth all resolutions adopted, which minutes shall be signed by the Chairman and the Secretary.

g) In the event that through a General Shareholders Meeting it is determined that the company be managed by a Board of Directors, such Meeting may at any time appoint, in addition to the principal directors, alternate directors who shall act as directors in the event of temporary or permanent absences or incapacity of any principal Board member. The alternate directors may attend, with the right to vote, any meeting of the Board of Directors, even though he/she may not have received notices of the meeting, and substitute any absent principal director. Absent directors may determine which of the alternate directors is to attend the meeting in his/her stead. Alternate directors shall, when acting in substitution of any director, have the same rights and duties that the principal directors have in accordance herewith and with applicable statutes.





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h)      Also, in the event that the company shall be managed by a Board of
        Directors, such directors may adopt any resolution of their interest without a board meeting, when the corresponding resolution must be approved unanimously by the directors who represent the Board of Directors. The resolutions adopted through this manner, shall have all the legal effects that any board meeting has, if it is evidenced by public instrument or by private instrument ratified before a notary public or it complies with the following requirements:

        1. Once a consensus exists between the directors with respect to the content of the resolutions, the Secretary of the meeting shall prepare the text of the resolution and deliver it to the directors through the most expeditious way to the domicile registered in the company.

        2. In the event that the directors agreed with the corresponding text, each director shall sign a copy of the resolution and deliver it to the Secretary of the company through the most expeditious way.

        3. Once, each of the directors have signed a copy of the resolution, the Secretary of the company shall prepare minutes to evidence the text of the resolution and that it was unanimously approved by the directors with right to vote. Such minutes shall be transcribed in the corresponding board meeting book and signed by the Secretary or the Alternate Secretary of the company.

        4. The Secretary shall have a file with regard to the minutes that must be prepared in accordance with the above paragraph, and shall aggregate copies of the resolution signed by each of the directors and any other document related with the resolution approved.


ARTICLE FIFTEENTH.-  AUTHORITY OF THE SOLE ADMINISTRATOR OR OF
                     THE BOARD OF DIRECTORS.

The Sole Administrator, or in its case, the Board of Directors, shall represent the corporation and will be vested with the broadest authority granted by Law and may handle the affairs of the corporation, execute agreements on its behalf and dispose of its assets, with absolute authority and subject only to the responsibility that corresponds thereto according to Law. For better understanding, the Sole Administrator or the Board of Directors shall have all the authority corresponding to an Attorney-in-fact with a General Power of Attorney, and therefore may participate in all kinds of operations on behalf of the corporation without any limitation whatsoever and as broad as provided in
Article 2554 of the Civil Code for the Federal District in its first three paragraphs, and its correlative of the Civil Code of the State of Baja California.




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Consequently, the Sole Administrator or the Board of Directors will be vested with the authority that shall include but shall not be limited to the following:


a)      POWER OF ATTORNEY FOR LAWSUITS AND COLLECTIONS.-
        To be exercised to appear before all persons and Judicial, Administrative, Civil, Criminal and Labor Authorities, whether they be Federal or Local, with all general or special authority, including those that require a special clause or mention, without limitation, in the terms of article 2554 of the Civil Code for the Federal District, and its correlative for the State of Baja California with the specific authority that require special clause in accordance with the Law. They shall also be authorized to file and process the special suit of amparo and to withdraw therefrom, furthermore, they are granted express authority to file criminal complaints, accusations, to act as special assistant to the District Attorney and all the required authority in all kinds of criminal matters.

b)      GENERAL POWER OF ATTORNEY FOR ACTS OF MANAGEMENT.-
        Granted with the broadest authorities to manage the property and business of the corporation, with all general and special authority, including those that according to Law, require a special mention or clause, without limitation; whatsoever, in the terms of Article 2554 of the Civil Code for the Federal District, and its correlative for the State of Baja California.

c)      POWER OF ATTORNEY FOR ACTS OF OWNERSHIP.-
        Being hereby granted with the broadest authority to execute all kinds of acts of ownership with respect to the rights and properties of the corporation, equally with all the general and special authority, including those that according to Law require special power of attorney or clause, without limitation whatsoever, in the terms of article 2554 for the Civil Code of the Federal District, and its correlative for the State of Baja California.

        The Board or Sole Administrator shall also have authority to:

d) To issue, subscribe, grant, endorse and guarantee and in any other ways, negotiate credit instruments or assume obligations on behalf of the corporation, in the terms of Article 9 of the General Law of Negotiable Instruments and Credit Operations.

e) To appoint and substitute the general Manager or managers of the corporation and establish their authorities, obligations and remunerations.

f) To act in the discharge of their duties through delegates appointed among its members, and in lieu thereof, through their Chairman in case the management is entrusted to a Board of Directors.




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g)      To execute the resolutions of the Shareholders Meetings, to interpret and promote the same, for their best use and fulfillment.

h) Delegate this power of attorney, in whole or in part reserving the exercise thereof unto themselves, and grant special powers of attorney, with the authority that they may deem convenient in each case, within the scope of authority of the Board or Sole Administrator, as well as to revoke the powers of attorney or delegations which they may grant.

ARTICLE SIXTEENTH.- MANAGERS AND OFFICERS.-

The ordinary Shareholders' Meeting, the shareholders through an unanimous resolution adopted out of meeting, the Sole Administrator or the Board of Directors, in its case, may appoint one or several managers, for the best performance of corporate business, as well as the officers that are deemed necessary.

The General Shareholders Meeting, the shareholders through and unanimous resolution adopted out of meeting, the Sole Administrator or the Board of Directors, may also appoint a Secretary of the corporation and one or more Vice-Presidents, and as many officers as required, or necessary for the best performance of corporate business, with the authority which on a case by case basis shall be granted to the appointee.


                                 CHAPTER FOURTH
                              STOCKHOLDERS MEETINGS


ARTICLE SEVENTEENTH.- STOCKHOLDERS' MEETINGS

The shareholders' resolutions adopted by a meeting or by unanimous resolution out of a meeting, which shall be confirmed by writing, must be the supreme authority of the corporation, such resolutions shall bind to all shareholders, even for the absents or dissidents, in the event of the resolutions adopted in a meeting, having then the absent shareholders the rights granted in Articles 201 and 206 and the applicable provisions established in the General Law of Commercial Corporations.

The characteristics, operation and organization of such resolutions adopted in or out of a meeting shall be governed by the following provisions:

A. TYPES OF MEETINGS.- The Stockholders Meetings shall be Ordinary or Extraordinary depending upon the nature of the matters to be considered.




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        1.-  EXTRAORDINARY STOCKHOLDERS MEETINGS shall consider the following matters:
             a)  Extension of the duration of the corporation.
             b)  Anticipated dissolution of the corporation.
             c) Increase or reduction of the minimum fixed capital stock of the corporation.
             d)  Change of corporate purpose of the corporation.
             e)  Change of nationality of the corporation.
             f)  Transformation of the corporation.
             g)  Merger with or into another corporation.
             h)  Issuance of preferred share.
             i) Amortization by the corporation of its own share of the fixed minimum capital share and issuance of special treasury share.
             j)  Issuance of founders share
             k)  Any other amendment of the By-Laws.

        2. ORDINARY STOCKHOLDERS MEETING shall consider the matters contained in Article 181 of the General Law of Commercial Corporation, and all other matters contained in the Agenda that according to Law or these by-laws, are not matters expressly reserved to an Extraordinary Stockholders' Meeting.

B. ORDINARY STOCKHOLDERS MEETINGS AND ANNUAL ORDINARY STOCKHOLDERS MEETINGS. Ordinary Stockholders Meetings shall be held at least once a year during the first four months of the fiscal year and they shall be referred to as Annual Stockholders Meetings; other meetings shall be referred to as Ordinary Stockholders Meetings.

C. NOTICES OR CALLS FOR ORDINARY AND EXTRAORDINARY STOCKHOLDERS MEETINGS. Ordinary and Extraordinary Stockholders Meetings shall be called by the Sole Administrator or by any member of the Board of Directors. Stockholders meetings may be called upon request of one Director or group of Directors in the cases set forth in Articles 184 and 185 of the General Law of Commercial Corporations.

        The notice, or call in either case, shall be made by publishing a notice or call at least fifteen days prior to the date of the meeting in the official gazette of the domicile of the corporation, or in a newspaper of major circulation in the domicile of the corporation.

        In the notice, or call at least the date, time and place of the meeting, as well as the Agenda, shall be transcribed, and will be signed by the Secretary of the Corporation, by the Sole Administrator or by the person designated by the Board of Directors or the Examiner, or in their absence by a court with jurisdiction, in accordance with Articles 168, 184 and 185 of the General Law of Commercial Corporations.




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        Ordinary and Extraordinary Stockholders Meetings may legally convene without need of a prior notice or call when the capital stock is completely represented and the stockholders agree to discuss the matters that are submitted for their consideration.

D. QUORUM AT THE MEETINGS.- In order for the Stockholders Meetings to be legally convened, the following shall be required:


        1)   Ordinary and annual stockholders meetings:

             a) On first call or notices: The attendance of those that represent at least the majority of the capital stock and the resolutions shall be taken by the majority of the shares represented in the Meeting.

             b) On second or subsequent notice or call: The meeting will be considered legally convened with any number of shares represented, and the resolutions shall be taken by the majority of the shares represented.

        2)   Extraordinary shareholders meetings will require:

             a) On first notice or call: A minimum attendance of the number shareholders that represent at least seventy five percent of the capital, and the resolutions shall be adopted by an affirmative vote of shareholders that represent at least half of the capital stock.

             b) On second and subsequent notices or calls: A minimum attendance of those who represent the majority of the capital stock and the resolutions shall be adopted by an affirmative vote of shareholders that represent at least half of the Capital Stock.

E) OPERATION OF MEETINGS.- The Meetings shall be presided over by the Sole Administrator or by the Chairman of the Board of Directors, and in the event that they are not present, by whomever the Meeting elects.

        The Secretary of the Board or of the corporation, or whomever the Meeting designates, shall act as Secretary for that meeting. The presiding officer shall appoint one or more Vote Inspectors whom will certify the attendance and shall be in charge of collecting and carrying out the count of the votes.

F) ATTENDANCE AND REPRESENTATION OF THE SHAREHOLDERS.- A Shareholder must be registered in the Shareholder Ledger, in order to be admitted to a Shareholders




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        Meeting. Shareholders shall have the right to attend the Meetings either in Person, or through a representative, who may appear and certify his capacity with a simple proxy.

G) MINUTES OF THE MEETINGS AND CERTIFICATIONS.- The acting Secretary of a Meeting shall draft the Minutes of the Meetings which shall be signed by, at least, the acting Chairman and the Secretary, and shall be recorded in a Special Book kept by the corporation for such purpose, attaching to the ledger of said minutes the corresponding documents related thereto.

        When the minutes of a Meeting cannot be recorded in the authorized book, they may be directly protocolized before a Notary Public.

        Minutes of Extraordinary Shareholders Meetings shall always be protocolized and shall be registered in the Commerce Section of the Public Registry of Property.

        The Secretary is authorized to issue proof or evidence and certifications of the minutes.

H) RESOLUTIONS ADOPTED OUT OF SHAREHOLDERS' MEETINGS.- The shareholders may adopt any resolution of their interest without a meeting, when the corresponding resolution must be approved unanimously by the shareholders who represent the totality of the shares with right to vote or of the special class of shares. The resolutions adopted in this manner, shall have all the legal effects that any ordinary, extraordinary or special shareholders' meeting have, if they are evidenced by public instrument or by private instrument ratified before a notary public or they complied with the following requirements:

        1. Once a consensus exists between the shareholders with respect to the content of the resolution, the Secretary of the meeting shall prepare the text of the resolution and deliver it to the shareholders through the most expeditious way to the domicile registered in the company.

        2. In the event that the shareholders agreed with the corresponding text, each shareholder shall sign a copy of the resolution and deliver it to the Secretary of the company through the most expeditious way.

        3. Once, each of the shareholders have signed a copy of the resolution, the Secretary of the company shall prepare minutes to evidence the text of the resolution and that it was unanimously approved by the shareholders with right to vote. Such minutes shall be transcribed in the corresponding minutes book and signed by the Secretary or the Alternate Secretary of the company.

        4. The Secretary shall have a file with regard to the minutes that must be prepared in accordance with the above paragraph, and shall aggregate copies of the resolution




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

             signed by each of the shareholders with right to vote and any other document related with the resolution approved.

        5. The resolution shall be protocolized if it is one of those that requires to be protocolized by law or by this By-laws, or when the resolution requires an extraordinary shareholders' meeting.


                                 CHAPTER FIFTH.
                                  SURVEILLANCE


ARTICLE EIGHTEENTH.-  EXAMINERS.-

The surveillance of the corporation shall be entrusted to an Examiner who will be appointed by the General Ordinary Shareholder's Meeting or by the shareholders through an unanimous resolution adopted out of a meeting.

The Examiner may or may not be a shareholder and shall remain in his position for a term of one year; but will remain in the same, until his successor is in office. The Examiner may be reelected and shall guarantee the performance of his position, in the manner established for the Sole Administrator or the Board of Directors. The Shareholders Meeting may appoint an Alternate Examiner.

The Shareholders that in the General Ordinary Shareholders Meeting deals with the appointment of Examiners may be in the minority but who hold at least twenty five percent of the capital stock, with respect to such appointment, shall have the right to appoint one other Examiner.

The Examiners shall have the authority and obligations conferred to them by the General Law of Mercantile Corporations, and shall be entitled to the remunerations established by the General Ordinary Shareholders Meeting.


                                  CHAPTER SIXTH
                  FISCAL YEAR, ANNUAL FINANCIAL STATEMENT, AND
                       DISTRIBUTION OF PROFIT AND LOSSES.


ARTICLE NINETEENTH.-  FISCAL YEAR

The fiscal year shall be established by the shareholders through a meeting or through an unanimous resolution, which has to be confirmed in writing.

ARTICLE TWENTIETH.-  FINANCIAL STATEMENTS.-

Within the first three months following the closing of every fiscal year, the Annual Financial Report by the Administration referred to in Article 172 of the General Law of Mercantile Corporations shall be submitted for its approval at the General Shareholders Meeting, and shall be delivered to the Examiner or the Examiners at least one month prior to the date on which the Meeting is to be held.

The Examiners shall render their report with the comments and recommendations that they consider proper, which report shall be available to the Shareholders at least fifteen (15) days prior to the date of the Meeting.


ARTICLE TWENTY-FIRST.-    DISTRIBUTION OF NET INCOME AND LIMITED LIABILITY.

A) The profits shown by the financial statements, after paying the corresponding income tax and profit sharing to the workers, shall be distributed pursuant to the following provisions:

        I) An amount determined by the General Stockholders Meeting or by the shareholders through an unanimous resolution adopted out of a meeting, which shall never be less than five (5%) of the profits, shall be taken to form the legal reserve fund, same that shall be accumulated until reaching an amount equal to one fifth of the capital share. Whenever it is necessary to rebuild the legal reserve fund until it is again in an amount equal to one fifth of the capital share, the same procedure shall be followed.

        II) The stockholders shall pass a resolution establishing the remuneration that must be paid to the Directors, the Sole Administrator and the Examiner or Examiners, unless they are receiving salaries established by the Meetings, and said salaries were considered adequate.

        III) A percentage of the profits or of all the remaining profits may be set aside to form or to rebuild, as the case may be, the profit reinvestment fund.

        IV) The balance may be distributed among the stockholders in proportion to the number of shares they own.

        V) The Stockholders Meetings or the shareholders through an unanimous resolution adopted out of a meeting shall determined or delegate to the Board of Directors, or the Sole Administrator, the authority to determine the date upon which the payment of dividends is to be effected.

        VI) The dividends shall be paid to the Stockholders that are recorded in the Stockholders Registry Book on the date set for the payment of dividends.

        VII) Dividends that are not collected in a term of five years counted from the date set for their payment, shall be construed as waived by their owners and assigned to the benefit of the corporation.

        VIII) If increases of capital share occurred, the shares paid to cover said increases will share the profits only in proportion to the amount and term within the fiscal year in which they were paid, but they will not share in the profits of a fiscal year if they are paid during the last two months of the fiscal year.

B) The shareholders liability to the corporation or any third parties for losses or any corporate obligations or responsibilities shall be limited to the amount paid for their stock.


                                 CHAPTER SEVENTH
                          DISSOLUTION AND LIQUIDATION.


ARTICLE TWENTY SECOND.-  DISSOLUTION.-

The corporation may be dissolved for any of the reasons stated in Article 229 of the General Law of Mercantile Corporations.

ARTICLE TWENTY-THIRD.-  LIQUIDATION OF THE CORPORATION.-

Once the corporation is dissolved, it shall be liquidated and for that purpose, the following provisions shall apply:

A) The Shareholders Meeting or the unanimous resolution adopted by the shareholders out of a meeting and confirmed in writing that resolves the dissolution shall appoint one or more liquidators.

B) Once the liquidators are appointed, their appointment shall be recorded in the Public Registry of Property, Commerce Section, and until said registration is effected, the Board of Directors or the Sole Administrator, shall continue in office.

C) The Shareholders Meeting or the unanimous resolution adopted by the shareholders out of a meeting and confirm in writing that resolves the dissolution and appoints the liquidators shall set the rules which the liquidation procedures shall be subject to, complying with the terms of Article 247 et al of the General Law of Mercantile Corporations.

D) The Board of Directors or the Sole Administrator in its case, shall deliver to the liquidators the assets, records and other documents of the corporations, and shall draft Minutes detailing the assets and liabilities of the corporation.

E) During the liquidation procedures, the liquidators shall be the legal representatives of the Corporation with the following authority:

        I. Conclude the transactions that were pending at the time of the dissolution.

        II. Collect what is owed to the Corporation and pay what is owed by the Corporation.

        III.   Sell the assets of the Corporation.

        IV.    Distribute to every shareholder its part of the corporate assets.

        V. Prepare the liquidating financial statement, which must be submitted to the stockholders for its discussion and approval.

               Once the Liquidating Financial Statement is approved, it shall be recorded in the Commerce Section of the Public Registry of Property.

        VI. Obtain from the Commerce Section of the Public Registry of Property, the cancellation of the registration of the Charter of Incorporation and By-Laws, once the liquidation is concluded.


                               TRANSITORY ARTICLES

FIRST.- THE FIXED MINIMUM CAPITAL STOCK OF THE CORPORATION SHALL BE OF $50,000.00 (FIFTY THOUSAND PESOS, 00/100) PESOS MEXICAN CURRENCY WHICH HAS BEEN FULLY SUBSCRIBED AND PAID FOR IN CASH IN THE FOLLOWING MANNER:

        SHAREHOLDERS               SHARES                           VALUE
        ------------               ------                      ---------------
Wilshire Technologies, Inc.          999                       $49,950.00

James W. Klingler                      1                            50.00
                                   -----                       ---------------

T O T A L :                        1,000                       $50,000.00 M.N.

According to the foregoing, 1,000 shares have been fully subscribed to and paid for in cash by the Shareholders, for a total of $50,000.00 Pesos Mexican Currency which has been deposited in the treasury of the corporation.


SECOND.- THE FOUNDING SHAREHOLDERS, CONVENED IN THEIR FIRST ORDINARY
         SHAREHOLDERS MEETING ADOPTED THE FOLLOWING RESOLUTIONS:

a) It is resolved to entrust the management of the corporation to a Board of Directors to be composed by the following persons:

                                     BOARD OF DIRECTORS

                          John Van Egmond           -    President
                          James W. Klingler         -    Secretary
                          Alan R. Seacord           -    Treasurer

b) The following persons are hereby appointed as officers of the corporation:

                          Alan R. Seacord           -    General Manager
                          James W. Klingler         -    Chief Financial Officer

c)      Mr. Diego Romero is hereby appointed as Examiner of the Corporation.

d) A GENERAL POWER OF ATTORNEY for ACTS OF MANAGEMENT, ACTS OF LABOR MANAGEMENT and to OPEN AND CLOSE BANK ACCOUNTS are hereby granted in favor of Mr. Alan R. Seacord and Mr. James W. Klingler to be exercised jointly or separately in the following terms:

        GENERAL POWER OF ATTORNEY FOR ACTS OF MANAGEMENT
        Granted with the broadest authorities to manage the property and business of the corporation, with all general and special authority, including those that according to Law, require a special mention or clause, without limitation, whatsoever, in the terms of the Civil Code for the State of Baja California, and its correlative article 2554 of the Civil Code for the Federal District.

        POWER OF ATTORNEY FOR ACTS OF LABOR MANAGEMENT.
        The attorneys in fact shall have authority for labor matters in order to carry out the legal acts provided by articles 11,46, 47, 134, paragraph III, 523, 692 paragraphs I, II and III, 786, 787,

        878, 880, 883 and 884 of the Federal Labor Law. This power of attorney is granted and conferred according to the following authorities, which are included but no limited to act before those Union(s) having Collective Bargaining Agreements with the Company or before the workers individually considered and in general for all labor matters. The attorneys in fact may exercise the power of attorney before the Labor and Social Security authorities as it is provided by article 523 of the Federal Labor Law. Likewise the attorney in fact may appear before the Labor Board of Settlement and the Labor Board of Settlement and Arbitration, either Local or Federal, consequently the attorney in fact shall represent the Company for the effects of articles 11, 46 and 47 of the Federal Labor Law as well as the Company=s representation in order to evidence his capacity in court or out of court, in accordance with articles 692 paragraphs II and III. They may appear to the production of depositions as provided by articles 787 and 788 of the Federal Labor Law with the authority to arbitrate, answer interrogatories and produce evidences in all its parts. They may appoint a conventional address to be served in accordance with article 876 of the Federal Labor Law, in addition to the foregoing, the attorneys in fact may appear in their capacity of Employer with the full and sufficient legal representation to the labor hearings, as provided by article 873 of the Federal Labor Law in its 3 phases of Settlement, Complaint and Defenses, offering and admision of evidences as provided by articles 875, 876 paragraphs I and IV, 877, 878, 879 and 880 of the Federal Labor Law. The attorneys in fact may also appear to the production of evidences hearing in accordance with articles 883 and 884 of the Federal Labor Law, also they may execute Settlement Agreements as well as to Negotiate the like. In addition the attorneys in fact may take any kind of decisions related to labor matters, to negotiate and subscribe labor agreements and to execute individual and collective agreements with the workers and to terminate them. The attorneys in fact may appeal and bring the injunction relief as well as offer, file and produce any kind of evidences in favor of grantor. The attorneys in fact may also dismiss the cause of action and execute any kind of termination of labor agreements.

        POWER OF ATTORNEY TO OPEN AND CLOSE BANK ACCOUNTS.
        Granted with authority to open and close bank accounts in the country or abroad on behalf of the corporation, to draw checks against said bank accounts and to appoint additional persons to also draw against the above mentioned bank accounts.

        The attorneys-in-fact may substitute totally or partially the powers granted and may revoke the powers granted.

e) A General Power of Attorney for Lawsuits and Collections is hereby granted to Messrs. Jose M. Larroque, Rene X. Perez, Alfonso Rocha Albertsen Federico Ruanova Guinea, Toshiro Ishino Lam, Juan Carlos Gastelum, Carlos Perez Gautrin, Leobardo Tenorio Malof and Maria Ofelia Guajardo, jointly or severally, for them to appear before any party any judicial, administrative, civil, criminal or labor authority, federal or local, with the general and special authority which may be required by law without any limitation, in the terms of the first paragraph of Article 2554 of the Civil Code of the Federal District and its corresponding article of the Civil Code for the State of Baja California, with the specific authority which requires special provisions. They shall also be empowered to file Amparo proceedings or withdraw therefrom; they shall be vested with express authority to absolve and articulate positions, to file criminal complaints and accusations, to appear as party in Civil procedure, to act as special assistant to the District Attorney and all the required authority in all kinds of criminal or civil matters. The attorneys in-fact are hereby authorized to grant the power of attorney conferred upon them, as well as to revoke the powers of attorney which they may have granted.

f) Power of Attorney for Acts of Labor Management.- Is hereby granted to Messrs. Jose M. Larroque, Rene X. Perez, Alfonso Rocha Albertsen, Federico M. Ruanova, Toshiro Ishino Lam, Juan Carlos Gastelum, Carlos Perez Gautrin, Leobardo Tenorio and Ma. Ofelia Guajardo, The attorneys in fact shall have authority for labor matters in order to carry out the legal acts provided by articles 11,46, 47, 134, paragraph III, 523, 692 paragraphs I, II and III, 786, 787, 878, 880, 883 and 884 of the Federal Labor Law. This power of attorney is granted and conferred according to the following authorities, which are included but no limited to act before those Union(s) having Collective Bargaining Agreements with the Company or before the workers individually considered and in general for all labor matters. The attorneys in fact may exercise the power of attorney before the Labor and Social Security authorities as it is provided by article 523 of the Federal Labor Law. Likewise the attorney in fact may appear before the Labor Board of Settlement and the Labor Board of Settlement and Arbitration, either Local or Federal, consequently the attorney in fact shall represent the Company for the effects of articles 11, 46 and 47 of the Federal Labor Law as well as the Company=s representation in order to evidence his capacity in court or out of court, in accordance with articles 692 paragraphs II and III. They may appear to the production of depositions as provided by articles 787 and 788 of the Federal Labor Law with the authority to arbitrate, answer interrogatories and produce evidences in all its parts. They may appoint a conventional address to be served in accordance with article 876 of the Federal Labor Law, in addition to the foregoing, the attorneys in fact may appear in their capacity of Employer with the full and sufficient legal representation to the labor hearings, as provided by article 873 of the Federal Labor Law in its 3 phases of Settlement, Complaint and Defenses, offering and admision of evidences as provided by articles 875, 876 paragraphs I and IV, 877, 878, 879 and 880 of the Federal Labor Law. The attorneys in fact may also appear to the production of evidences hearing in accordance with articles 883 and 884 of the Federal Labor Law, also they may execute Settlement Agreements as well as to Negotiate the like. In addition the attorneys in fact may take any kind of decisions related to labor matters, to negotiate and subscribe labor agreements and to execute individual and collective agreements with the workers and to terminate them. The attorneys in fact may appeal and bring the injunction relief as well as offer, file and produce any kind of evidences in favor of grantor. The attorneys in fact may also dismiss the cause of action and execute any kind of termination of labor agreements.

g) The fiscal year of the corporation shall run from the first day of January until December 31 of each year, with the exception of the first fiscal year, which shall being on the date hereof and shall conclude on December 31, 1996.

h) The stockholders hereby authorize Messrs. Jose M. Larroque, Rene X. Perez, Toshiro Ishino Lam, Juan Carlos Gastelum, Carlos Perez Gautrin, Federico Ruanova Guinea, Leobardo Tenorio Malof, Maria Ofelia Guajardo Calvillo, Sara Chavez Rubi, Concepcion Valladolid, Florentina Reyes Retana, Paul Nerubay, Juan Pablo Corral Torres and Joshue Gross Saavedra to jointly or severally carry out all judicial and administrative proceedings necessary for the registration of the first official copy hereof in the corresponding Public Registry of Property and before the Ministry of Tax and Public Credit in order to register the corporation in the Federal Taxpayers' Registry, as well as to secure the tax identity certificate and carry out any act on behalf of the corporation before the Ministry of Commerce and Industrial Development, National Foreign Investments Registry and in general before any federal, state and local office.














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